Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2008 relating to the financial statements, which appears in CurrencySharesSM Japanese Yen Trust’s Annual Report on Form 10-K for the year ended October 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD

February 12, 2008